EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

              Check if an Application to Determine Eligibility of a
                    Trustee Pursuant to Section 305(b)(2) ___

                             SUNTRUST BANK, ATLANTA
               (Exact name of trustee as specified in its charter)

       Georgia Banking Corporation                               58-0466330
(Jurisdiction of incorporation or organization                (I.R.S. employer
       if not a U.S. national bank)                          identification no.)

          25 Park Place, N.E.
           Atlanta, Georgia                                        30303
(Address of principal executive offices)                         (Zip Code)

                                  Bryan Echols
                             SunTrust Bank, Atlanta
                             58 Edgewood Ave., N.E.
                                   Suite 400A
                             Atlanta, Georgia 30303
                                 (404) 588-7813
            (Name, address and telephone number of agent for service)

                            -------------------------

                                 Simmons Company
               (Exact name of obligor as specified in its charter)

                     Delaware                                    06-1007444
(State or other jurisdiction of                               (I.R.S. employer
 incorporation or organization)                              identification no.)

      One Concourse Parkway
             Suite 600
          Atlanta, Georgia                                         30328
(Address of principal executive offices)                         (Zip Code)

                            -------------------------

               10-3/4% Senior Subordinated Notes Series A due 2006
                       (Title of the indenture securities)

                                     GENERAL

Item 1.        General Information.

         (a) Name and address of each examining or supervising authority to which it is subject.

               Department of Banking and Finance
               State of Georgia
               Atlanta, Georgia

               Federal Reserve Bank of Atlanta
               104 Marietta Street, N.W.
               Atlanta, Georgia

               Federal Deposit Insurance Corporation
               Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

               Yes.

Item 2.        Affiliations with Obligor.

               None.

Item 3.        Voting Securities of the Trustee.

               Not applicable.

Item 4.        Trusteeships under Other Indentures.

               Not applicable.

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

               Not applicable.

Item 6. Voting Securities of the Trustee Owned by the Obligor or its Officials.

               Not applicable.

Item 7. Voting Securities of the Trustee Owned by Underwriters or their Officials.

               Not applicable.

Item 8.        Securities of the Obligor Owned or Held by the Trustee.

               Not applicable.

Item 9.        Securities of Underwriters Owned or Held by the
               Trustee.

               Not applicable.

Item 10.       Ownership or Holdings by the Trustee of Voting
               Securities of Certain Affiliates or Security Holders of the Obligor.

               Not applicable.

Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

               Not applicable.

Item 12.       Indebtedness of the Obligor to the Trustee.

               Not applicable.

Item 13.       Defaults by the Obligor.

               (a) Whether there is or has been a default with respect to the securities under this indenture.

               There is not and has not been any such default.

               (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more that one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series.

               There has not been any such default.

Item 14.       Affiliations with the Underwriters.

               Not applicable.

Item 15.       Foreign Trustee.

               Not applicable.

Item 16.       List of Exhibits.

         The additional exhibits listed below are filed herewith; exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rules of Practice.

Exhibit
Number

1    -     A copy of the Articles of Amendment and Restated
           Articles of Incorporation as now in effect. (Exhibit 1 to Form T-1, Registration No. 33-63523.)

2    -     A copy of the certificate of authority of the Trustee
           to commence business.  (Included in Exhibit 1.)

3    -     A copy of the authorization of the Trustee to exercise
           trust powers.  (Included in Exhibit 1.)

4    -     Bylaws of the Trustee.  (Included in Exhibit 4 to Form
           T-1, Registration No. 33-49283.)

5    -     Not applicable.

6    -     Consent of the Trustee required by Section 321(b) of
           the Trust Indenture Act of 1939, as amended.

7    -     Latest report of condition of the Trustee published
           pursuant to law or the requirements of its supervising or examining authority as of the close of business on March 31, 1996.

8    -     Not applicable.

9    -     Not applicable.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, SunTrust Bank, Atlanta, a Georgia corporation, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 23rd day of May, 1996.

                                            SUNTRUST BANK, ATLANTA

                                            By:  /s/ Bryan Echols
                                                 -------------------------------
                                                 Bryan Echols
                                                 Vice President

                                                                       EXHIBIT 6

                               CONSENT OF TRUSTEE

         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of 10-3/4% Senior Subordinated Notes Series A due 2006 by Simmons Company, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                             SUNTRUST BANK, ATLANTA

                                            By:  /s/ Bryan Echols
                                                 -------------------------------
                                                 Bryan Echols
                                                 Vice President

Dated:  May 23, 1996

                                                                       EXHIBIT 7

                       CONSOLIDATED REPORT OF CONDITION OF
                             SUNTRUST BANK, ATLANTA
                          (FORMERLY TRUST COMPANY BANK)

of Atlanta, Georgia and Foreign and Domestic subsidiaries, at the close of business, March 31, 1996, a state banking institution organized and operating under the banking laws of this state and a member of the Federal Reserve System. Published in accordance with a call made by the State Banking Authorities.

ASSETS                                                                                                                Dollar Amounts
                                                                                                                        in Thousands
Cash and balances due from depository institutions:
         Noninterest-bearing balances and currency and coin...........................................................   $   826,297
         Interest-bearing balances....................................................................................         4,037
Securities:
         Held-to-maturity securities..................................................................................             0
         Available-for-sale securities................................................................................     2,581,557
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in
IBFs:
         Federal funds sold...........................................................................................       414,050
         Securities purchased under agreements to resell..............................................................             0
Loans and lease financing receivables:
         Loans and leases, net of unearned income...................................    7,576,524
         LESS:  Allowance for loan and lease losses.................................      130,038
         LESS:  Allocated transfer risk reserve.....................................            0
         Loans and leases, net of unearned income, allowance, and reserve.............................................     7,446,486
Assets held in trading accounts.......................................................................................        10,123
Premises and fixed assets (including capitalized leases)..............................................................        87,702
Other real estate owned...............................................................................................         3,680
Investments in unconsolidated subsidiaries and associated companies...................................................        12,664
Customers' liability to this bank on acceptances outstanding..........................................................       326,276
Intangible assets.....................................................................................................        20,611
Other assets..........................................................................................................       139,954
                                                                                                                         -----------
Total assets..........................................................................................................   $11,873,437
                                                                                                                         ===========

LIABILITIES
Deposits:
In domestic offices...................................................................................................    $5,879,130
         Noninterest-bearing........................................................    2,025,404
         Interest-bearing...........................................................    3,853,726
In foreign offices, Edge and Agreements subsidiaries and IBFs.........................................................       811,990
         Noninterest-bearing........................................................            0
         Interest-bearing...........................................................      811,990
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in
IBFs:
         Federal funds purchased......................................................................................     2,223,689
         Securities sold under agreements to repurchase...............................................................        46,654
Demand Notes..........................................................................................................             0
Trading Liabilities...................................................................................................            57
Other borrowed money
         With a remaining maturity of one year or less................................................................        49,626
         With a remaining maturity of more than one year..............................................................         2,497
Mortgage indebtedness and obligations under capitalized leases........................................................         2,344
Bank's liability on acceptances executed and outstanding..............................................................       326,276
Subordinated notes and debentures.....................................................................................        75,000
Other Liabilities.....................................................................................................       787,623
                                                                                                                         -----------
Total Liabilities.....................................................................................................   $10,204,886
                                                                                                                         ===========

Limited-Life preferred stock and related surplus......................................................................             0

EQUITY CAPITAL
Perpetual preferred stock and related surplus.........................................................................             0
Common stock..........................................................................................................        21,600
Surplus...............................................................................................................       513,406
Undivided profits and capital reserves................................................................................       492,362
Net unrealized holding gains (losses) on available-for-sale securities................................................       641,183
Cumulative foreign currency translation adjustments...................................................................             0
Total equity capital..................................................................................................     1,668,551
                                                                                                                         -----------
Total liabilities, limited-life preferred stock and equity capital....................................................   $11,873,437
                                                                                                                         ===========

I, Russell L. Hunter, Senior Vice President of the above named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the State Banking Authority and is true to the best of my knowledge and belief.

                                              Russell L. Hunter

We, the undersigned directors, attest to the correctness of this report of condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the official instructions by the Board of Governors of the Federal Reserve System and the State Banking Authority and is true and correct.

                                              Robert R. Long
                                              R. W. Courts II
                                              A. D. Correll


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